Exhibit 16.1

(b)(1): Title of securities issued. Series: Amandrea; Bella Chica; Big Mel; Daddy’s Joy; De Mystique ’17 (Dancing Destroyer); Deep Cover; Filly Four (Moonlight d’Oro, Lady Valentine, Shared Empire, and Joyful Addiction) Keertana 18 (American Heiress); Kichiro; Lane Way; Lazy Daisy; Martita Sangrita 17 (Carpe Vinum); Miss Puzzle; Mo Mischief; Noble of Goddess; Power Up Paynter; Shake It Up Baby; Sunny 18 (Solar Strike); Thirteen Stripes; Tizamagician; Two Trail Sioux 17 (Annihilate); Two Trail Sioux 17K; Vertical Threat